                                                                    Exhibit 12.1


                         TOWN SPORTS INTERNATIONAL, INC.

                    COMPUTATION OF EARNINGS TO FIXED CHARGES

                    ALL FIGURES $'000, EXCEPT COVERAGE RATIOS


                               Year ended     For the seven months
                                 May 31,      ended December, 31,                      Year ended December 31,
                                  ----        --------------------      ----------------------------------------------------


                                  1998        1997          1998        1998        1999        2000        2001        2002
                                  ----        ----          ----        ----        ----        ----        ----        ----
Earnings available for fixed
  charges:

  Income (loss) before
   income taxes                $    840     $   352       ($1,037)      ($549)   $    755    $ 10,227    $ 14,429    $ 21,672
  Less:  income from
      investments accounted
      for by the equity
      method                       (128)       (112)         (192)       (208)       (314)       (512)       (695)       (796)
  Add:  Cash distributions
      from investments
      accounted for by the
      equity method                 198          72           208         334         285         420         809         720
  Add:  Fixed charges, net
      of capitalized interest    11,431       6,011         9,493      14,912      20,093      23,610      27,785      31,620
                               --------     -------       -------    --------    --------    --------    --------    --------
         Total                 $ 12,341     $ 6,323       $ 8,472    $ 14,489    $ 20,819    $ 33,746    $ 42,328    $ 53,216

Fixed Charges
  Interest (includes
      amortization of
      issuance costs)          $  7,130     $ 3,796       $ 5,551    $  8,885    $ 11,527    $ 13,120    $ 14,527    $ 16,423
  Interest portion of rent
      expense                     4,301       2,215         3,942       6,027       8,566      10,490      13,258      15,197
  Capitalized interest              526          65           308         769         436         660         907         354
                               --------     -------       -------    --------    --------    --------    --------    --------
         Total                 $ 11,957     $ 6,076       $ 9,801    $ 15,681    $ 20,530    $ 24,270    $ 28,692    $ 31,974

Coverage (deficit):
  Earnings to fixed charges         1.0         1.0        (1,329)     (1,192)        1.0         1.4         1.5         1.7


                                                        Three Months Ended
                                                              March 31,
                                                 --------------------------------
                                  PRO                                       PRO
                                 FORMA                                     FORMA
                                  2002           2002           2003        2003
                                 -----           ----           ----        ----
Earnings available for fixed
  charges:

  Income (loss) before
   income taxes                 $ 11,120       $  4,807       $  9,940      $ 7,406
  Less:  income from
      investments accounted
      for by the equity
      method                        (796)          (156)          (210)        (210)
  Add:  Cash distributions
      from investments
      accounted for by the
      equity method                  720             77            198          198
  Add:  Fixed charges, net
      of capitalized interest     42,172          7,831          8,366       10,900
                                --------       --------       --------     --------
         Total                  $ 53,216       $ 12,559       $ 18,294       18,294

Fixed Charges
  Interest (includes
      amortization of
      issuance costs)           $ 26,975       $  4,085       $  4,210      $ 6,744
  Interest portion of rent
      expense                     15,197          3,746          4,156        4,156
  Capitalized interest               354             92             97           97
                                --------       --------       --------     --------
         Total                  $ 42,526       $  7,923       $  8,463       10,997

Coverage (deficit):
  Earnings to fixed charges          1.3            1.6            2.2          1.7